UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2006 (May 3, 2006)

SOURCECORP, INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	0-27444	75-2560895
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

3232 MCKINNEY AVENUE,
SUITE 1000
DALLAS, TEXAS 75204

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (214) 740-6500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                     Entry into a Material Definitive Agreement

Merger Agreement Amendment

On May 3, 2006, SOURCECORP, Incorporated (“SOURCECORP” or the “Company”) entered into Amendment No. 1 (the “Amendment”) to the Agreement and Plan of Merger, dated as of March 7, 2006 (the “Merger Agreement”), among the Company, CorpSource Holdings, LLC and CorpSource MergerSub, Inc. The Amendment was entered into in connection with a Memorandum of Understanding, dated May 3, 2006, which reflects the agreement in principle reached with respect to the proposed settlement of the following litigation: (i) Howard Kubota, Derivatively on Behalf of Sourcecorp, Incorporated v. Thomas C. Walker, et al., Cause No. 04-12854, pending in the 14th Judicial District Court of Dallas County, Texas; (ii) Freeport Partners, LLC, Derivatively on Behalf of Nominal Defendant Sourcecorp, Inc. v. Ed H. Bowman, et al., Civil Action No. 3:05-CV-2085, pending in the United States District Court for the Northern District of Texas, Dallas Division; (iii) Davidco Investment, on behalf of itself and all others similarly situated v. Ed H. Bowman, Jr., et al., Civil Action No. 1982-N, pending in the Court of Chancery of the State of Delaware in and for New Castle County; and (iv) Howard Kubota, Derivatively on Behalf of Sourcecorp, Incorporated v. Thomas C. Walker, et al., Cause No. 06-02446, pending in the 95th Judicial District Court of Dallas County, Texas. Pursuant to the Memorandum of Understanding, the parties agreed to settle the litigation identified above if, among other things, the Merger Agreement was amended as set forth in the Amendment and the Company provided the additional disclosures contained in its recently filed definitive proxy statement on Schedule 14A, filed on May 3, 2006. The proposed settlement is subject to court approval and certain other conditions.

The Amendment (i) provides that prior to adoption of the Merger Agreement by the Company’s stockholders, the Company may provide information, data and access to its properties, assets, employees or representatives in response to a request therefor by a person who has indicated that such person will make an unsolicited written bona fide proposal for an alternative acquisition pursuant to Section 6.2(a) of the Merger Agreement, and (ii) reduces the termination fee payable by the Company under certain circumstances pursuant to the Merger Agreement from $15,000,000 to $12,500,000.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as an exhibit hereto, and is incorporated herein by reference.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the proposed merger, SOURCECORP has filed a proxy statement with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT, BECAUSE IT CONTAINS IMPORTANT INFORMATION. The proxy statement was first mailed to SOURCECORP’s stockholders on or about May 3, 2006. Investors and security holders may obtain a free copy of the proxy statement and other documents filed by SOURCECORP at the Securities and Exchange Commission’s website at http://www.sec.gov. The proxy statement and such other documents may also be obtained for free from SOURCECORP’s website at www.sourcecorp.com under the Investor Relations Tab or by directing such request to investorrelations@srcp.com.

PARTICIPANTS IN SOLICITATION

SOURCECORP and certain of its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger. Information concerning the interests of SOURCECORP’s participants in the solicitation are set forth in the proxy statement relating to the merger.

Item 9.01                     Financial Statements, Pro Forma Financial Information and Exhibits

(d)         Exhibits.

The following exhibits are being filed herewith:

Exhibit No.	Exhibit
2.1	Amendment No. 1, dated May 3, 2006, to the Agreement and Plan of Merger, dated as of March 7, 2006, among SOURCECORP, Incorporated, CorpSource Holdings, LLC and CorpSource MergerSub, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 4, 2006

SOURCECORP, Incorporated

By:	/s/ Ed H. Bowman, Jr.
Name:	Ed H. Bowman, Jr.
Title:	President and CEO

EXHIBIT INDEX

Exhibit No.	Exhibit
2.1	Amendment No. 1, dated May 3, 2006, to the Agreement and Plan of Merger, dated as of March 7, 2006, among SOURCECORP, Incorporated, CorpSource Holdings, LLC and CorpSource MergerSub, Inc.